Exhibit 10.1

SECOND AMENDED and restated EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of November 4, 2022, by and between NuZee, Inc., a Nevada Corporation (the “Company”) and Shana Bowman (“Employee”) (together, the “Parties”).

A. WHEREAS, Employee and the Company previously entered into an employment agreement, dated as of the date set forth in the employment agreement (the “Original Effective Date”);

B. WHEREAS, Employee and the Company previously entered into an amended and restated employment as of July 2, 2022 (the “Amended and Restated Employment Agreement”); and

C. WHEREAS, the Parties desire to amend and restate the Amended and Restated Employment Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitations. The above recitations are true and correct and are incorporated herein by this reference.

2. Employment.

2.1. Position of Employment. The Company hereby continues to employ Employee as the Controller, upon all of the terms and conditions hereinafter set forth, until January 4, 2023 or such earlier date mutually agreed to by Employee and the Company, and thereafter as Interim Chief Financial Officer. Employee shall have such duties, authority and responsibilities as shall be determined from time to time by the CEO and/or President, which duties, authority and responsibilities are consistent with Employee’s position. Employee’s principal place of employment shall be her home office located in Houston, Texas; provided that, Employee may be required to travel on Company business from time to time. Employee will conduct her activities in accordance with the high standards of the Company. All actions shall be subject and subordinate to review and approval of the Company’s CEO and/or President and Board of Directors, and in accordance with the terms and conditions as prescribed in the Employee Handbook, as may be revised from time to time. Employees are encouraged to familiarize themselves with the Employee Handbook.

2.2. Devotion of Time. During the term of Employee’s employment, Employee shall devote her full, exclusive business time, ability and attention to the business affairs of the Company and shall use her best efforts to perform faithfully and efficiently such responsibilities.

3. Term of Employment.

Employee’s employment with Company shall continue under this Agreement commencing November 4, 2022 (the “Effective Date”) as an at-will relationship that may be terminated at any time by Employee or the Company, for any reason, provided that Company shall give Employee at least 14 days’ written notice of any termination without cause and Employee shall give the Company at least 60 days’ written notice of any voluntary resignation. Employee shall be entitled to the compensation and benefits described in this Section 3 depending on the timing of and reason for termination, and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

3.1. Termination of Employment by the Company for Cause. The Company may terminate Employee’s employment effective immediately, if such termination is for “Cause.” For purposes of this Agreement, “Cause” shall include:

(a) death of Employee;

(b) a default or breach by Employee of any of the provisions of this Agreement;

(c) actions by Employee constituting fraud, embezzlement or dishonesty;

(d) furnishing false, misleading, or omissive information or omitting to furnish material information to the Company in the reasonable judgment of the Company;

(e) any action which constitutes a breach of the confidentiality and/or trade secrets of the Company;

(f) the commission of an act by Employee involving moral turpitude;

(g) refusal to follow reasonable and lawful directives of the Company’s CEO and/or President; or

(h) to the extent permitted by law, in the event of Employee’s physical or mental disability that prevents her from performing her job duties, with or without a reasonable accommodation, for a period of at least 90 consecutive days in any 12-month period or 120 non-consecutive days in any 12-month period.

Upon termination for Cause, the Company shall not be liable for payment of any further compensation or incentive payment other than (i) accrued but unpaid Base Salary and accrued but unused vacation through the effective date of such termination; (ii) reimbursement for any unreimbursed business expenses properly incurred by Employee, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and (iii) such employee benefits (including equity compensation), if any, to which Employee may be entitled under the Company’s employee benefit plans as of the termination date (collectively, “Accrued Obligations”). Notwithstanding any termination pursuant to this Section 3.1, the provisions of Sections 6, 7, 8, 9, 10, 11, 12, 13, and 14 of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, Employee shall be entitled to receive all appropriate benefits mandated by the Consolidated Budget Reconciliation Act of 1985 (“COBRA”).

3.2. Termination without Cause. Notwithstanding any other provision contained herein, Company may terminate this agreement and Employee’s employment hereunder without cause and in Company’s sole and absolute discretion by giving Employee fourteen (14) days prior notice thereof. In the event of such termination, Employee shall be entitled to receive the Accrued Amounts and, subject to Employee’s compliance with Sections 6, 7, 8, 9, 12, and 14 of this Agreement and her execution, within 21 days following receipt, of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the “Release”) (such 21-day period, the “Release Execution Period”), the Employee shall be entitled to receive the following:

(a) A lump sum payment equal to one (1) month of Employee’s Base Salary for each full year of Employee’s employment with the Company, which shall be paid within forty-five (45) days following the date of Employee’s termination; provided that, if the Release Execution Period begins in one taxable year and ends in another taxable year, payment shall not be made until the beginning of the second taxable year; and

Notwithstanding any termination pursuant to this Section 3.2, the provisions of Sections 6, 7, 8, 9, 10, 11, 12, 13 and 14 of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, Employee shall be entitled to receive all appropriate benefits mandated by COBRA.

3.3. Termination by Employee. Employee may terminate this Agreement whether for good reason or no reason by giving 60 days written notice to the Company. Upon such termination, Employee shall only be entitled to Accrued Obligations through the effective date of termination. Notwithstanding any termination herein, the provisions of Paragraphs 6, 7, 8, 9, 10, 11, 12, 13 and 14 shall remain in full force and effect.

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4. Compensation and Benefits.

Company shall pay to Employee compensation during the term of this Agreement as determined by the CEO and/or President from time to time; which compensation shall be initially as follows:

4.1. Base Salary. Commencing on the Effective Date, Employee shall receive a base salary (“Base Salary”) of $185,000 per year, with the first $15,000 payable concurrently with the execution of this Agreement and the balance payable semi-monthly or in accordance with such other payment schedule as may be approved by the CEO and/or President; it being further understood that at the election of the CEO and/or President, Employee’s Base Salary (and other compensation, as may be applicable) may be revisited in the discretion of the Compensation Committee of the Board of Directors, but that it is currently the intention of the Company to pay Employee a base salary of $185,000 per year, payable semi-monthly or in accordance with such other payment schedule as may be approved by the CEO and/or the President, commencing on the one-year anniversary of this Agreement.

4.2. Annual Bonus. For each fiscal year of Employee’s employment with the Company, Employee shall be eligible to receive an annual bonus, with a target of 20-30% of Employee’s Base Salary (“Annual Bonus”). Should an Annual Bonus be granted for any partial year of employment, it will be determined and pro-rated by the Compensation Committee, provided that such partial employment is not the result of for-Cause termination. However, any other provision of this Agreement notwithstanding, the decision to provide any Annual Bonus and the amount and terms of any Annual Bonus shall be in the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors (“Compensation Committee”). The Annual Bonus, if any, will be paid within three and a half (3 ½) months after the end of the applicable fiscal year. In order to be eligible to receive an Annual Bonus, the Employee must be employed by the Company on the date that Annual Bonuses are paid.

4.3. Stock Option Grants. As part of Employee’s compensation, Employee will be eligible to receive stock option grants and other equity awards pursuant to the Company’s equity incentive plan, as in effect from time to time, subject to the approval of the Compensation Committee of the Company’s Board of Directors.

4.4. Employee shall continue to accrue 10 days of vacation during each 12 month period of employment, subject to the terms set forth in the Company’s vacation policy in NuZee, Inc.’s Employee Handbook.

4.5. Employee shall continue to be entitled to participate in any employee health and profit-sharing plans made available to the employees of the Company by the Company.

4.6. Employee shall continue to be entitled to receive reimbursement for any expenses made on behalf of Company, which expenditures must first have been pre-approved in writing. Employee’s pre-approved travel expenses and accommodations will be reimbursed or paid by Company.

5. Vacation Policy. The purpose of the Company’s vacation policy is to allow its employees to take periodic breaks from work and is more fully described in the NuZee, Inc. Employee Handbook.

6. Nonsolicitation. During the period of her employment by the Company and for a period of one (1) year after termination of such employment (for any reason, whether voluntarily or involuntarily), Employee agrees that she will not directly or indirectly, whether alone or for herself or for any other person, business, partnership, association, firm, company or corporation, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the employees of Company in existence at the time of the termination of Employee’s employment.

7. Confidential Information. Employee understands and acknowledges that during the term of employment (which commenced on the Original Effective Date), Employee will have access to and learn about Confidential Information, as defined below.

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7.1. Confidential Information Defined.

(a) Definition. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party or of any other person or entity that has entrusted information to the Company in confidence.

Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Employee understands and agrees that Confidential Information includes information developed by Employee in the course of employment by the Company as if the Company furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Employee; provided that, such disclosure is through no direct or indirect fault of Employee or person(s) acting on Employee’s behalf.

(b) Company Creation and Use of Confidential Information. Employee understands and acknowledges that Company has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of high-end consumer coffee products. Employee understands and acknowledges that as a result of these efforts, the Company has created, and continues to use and create Confidential Information. This Confidential Information provides the Company with a competitive advantage over others in the marketplace.

(c) Disclosure and Use Restrictions.

Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of Employee’s authorized employment duties to the Company or with the prior consent of CEO and/or President acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as required in the performance of Employee’s authorized employment duties to the Company.

(d) Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

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(e) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(I) Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(i) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(ii) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(f) If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee:

(I) files any document containing trade secrets under seal; and

(II) does not disclose trade secrets, except pursuant to court order.

8. Absence of Conflicting Agreements. Employee understands the Company does not desire to acquire from her any trade secrets, know-how or confidential business information that she may have acquired from others. Accordingly, Employee represents and warrants that she is free to divulge to Company, without any obligation to, or violation of any right of others, any and all information, practices and techniques which she will use, describe, demonstrate or divulge or in any other manner make known to the Company during the course of her employment. Employee represents that she is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of her duties and obligations to the Company during her course of employment by Company.

9. Remedies Upon Breach. Employee agrees that any breach of this Agreement by her could cause irreparable damage to Company and that in the event of such breach, Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent any violation or threatened violation of Employee’s obligations hereunder.

10. No Employment Obligation. Employee understands that this Agreement does not create any obligation on the Company or any other person to continue her employment. The Employee understands that she is subject to termination as set forth in Paragraph 3 above.

11. Business Opportunities. During the term of this Agreement Employee agrees to bring all business opportunities to the Company relating to or otherwise associated with the business or businesses then conducted by the Company or any affiliate thereof, or business or businesses proposed to be conducted by the Company or any such affiliate in the future. Employee further agrees not to pursue any such business opportunity or opportunities for her own account or for the account of any third party irrespective of the Company’s decision to exploit or not to exploit any such business opportunity.

12. Proprietary Rights.

12.1. Work Product. Employee acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by Employee individually or jointly with others during the employment term and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by Employee for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”) as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

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For purposes of this Agreement, Work Product includes, but is not limited to, Company information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

12.2. Work Made for Hire; Assignment. Employee acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Employee hereby irrevocably assigns to the Company, for no additional consideration, Employee’s entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

12.3. Further Assurances; Power of Attorney. During and after the employment term, the Employee agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Employee’s behalf in her name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if Employee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Employee’s subsequent incapacity.

12.4. No License. Employee understands that this Agreement does not, and shall not be construed to, grant the Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to Employee by the Company.

13. Appearance Release. Employee irrevocably agrees that the Company may interview tape and photograph Employee, and make audio and visual recordings of her voice, conversation and sounds for use on and in connection with the Company, its Website(s), its business(es), and the advertising and promotion thereof, and that Company shall be the exclusive owner of the results and proceeds of such taping, photography and recording with the right, throughout the universe, in any media now known or hereafter devised, an unlimited number of times in perpetuity, to copyright, to use and to license others to use, in any manner, all or any portion thereof or of a reproduction thereof in connection the same or otherwise. Employee represents that any statements made by her during her appearance are true, to the best of her knowledge, and that neither they nor her appearance will violate or infringe upon the rights of any third party.

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14. Compliance with Company Non-Disclosure Obligation. Employee hereby acknowledges that Company may hereafter be subject to nondisclosure agreements with third persons pursuant to which Company must protect or refrain from the use of proprietary information which is the property of such third persons. Employee hereby agrees upon the directive of the Company to be bound by the terms of such agreements in the event she has access to the proprietary information protected thereunder to the same extent as if she were an original individual signatory thereto.

15. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, subparagraphs, paragraphs or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid. In the event that one or more of the words, phrases, sentences, clauses, sections, subdivisions, subparagraphs, paragraphs or articles are determined to be unenforceable and if such invalidity shall be caused by the length of any period of time or the size of any area set forth in any part hereof, such period of time or such area, or both, shall be considered to be reduced to a period or area which would cure such invalidity.

16. Notice. Any notices or other communications to any party pursuant to or relating to this Agreement must be in writing and shall be deemed to have been given or delivered when (a) hand-delivered, (b) mailed through the U.S. Postal Service via certified mail, return receipt requested, postage prepaid, or (c) through a nationally recognized overnight courier, to the parties at their addresses below:

Company:	NuZee, Inc.
1401 Capital Ave., Suite B
Plano, Texas 75074

Attention: Masa Higashida, Chief Executive Officer

with a copy to:	JR Lanis Esq.
Polsinelli
One East Washington, Suite 1200
Phoenix, AZ 85004

Employee:	Shana Bowman
To the address last provided to Company as recorded in Company’s records.

or such other address given by such party to the other party at any time hereafter.

17. Entire Agreement. This Agreement contains the sole and entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other prior written or oral agreements between them as to such subject matter.

18. Amendment. No amendment, waiver or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties.

19. Binding Agreement. Except as herein set forth, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives.

20. Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

21. Assignment. This Agreement is personal to Employee and may not be assigned by her without Company’s prior written consent, which consent may be withheld in Company’s sole and absolute discretion.

22. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns.

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23. Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way defines, limits, extends, or describes the scope of this Agreement or the intent of any provisions of this Agreement.

24. Dispute Resolution; Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or Employee’s employment, shall be resolved by arbitration as follows:

24.1. Mandatory Arbitration: Company and Employee agree that any claim, complaint, or dispute that relates in any way to this Agreement or Employee’s employment with Company, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory, shall be submitted to binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Employment Arbitration Rules & Mediation Procedures, which can be found online at https://adr.org/sites/default/files/EmploymentRules_Web_2.pdf (the “Rules”). If the AAA Rules are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern.

24.2. Covered Claims. This Agreement to arbitrate covers all grievances, disputes, claims, or causes of action (collectively, “claims”) in a federal, state or local court or agency under applicable federal, state or local laws, arising out of Employee’s employment with the Company and the termination thereof, including claims Employee may have against the Company or against its officers, directors, supervisors, managers, employees, or agents in their capacity as such or otherwise, or that the Company may have against Employee. The claims covered by this Agreement include, but are not limited to, claims for breach of any contract or covenant (express or implied), tort claims, claims for wrongful termination (constructive or actual) in violation of public policy, claims for discrimination or harassment (including, but not limited to, harassment or discrimination based on race, sex, gender, religion, national origin, age, marital status, medical condition, psychological condition, mental condition, disability, or sexual orientation), claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, including, but not limited to, all claims arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, and Employee Retirement Income Security Act. The parties to this Agreement specifically agree that all wage claims, including, but not limited to, claims for overtime, unpaid wages, and claims involving meal and rest breaks shall be subject to this Arbitration Agreement (“Covered Claims”).

24.3. Claims Not Covered. Claims not covered by this Agreement are claims for workers’ compensation, unemployment compensation benefits, administrative charges for unfair labor practices brought before the National Labor Relations Board, Excluded Claims (defined in Paragraph 24.4 below), or any other claims that, as a matter of law, the Parties cannot agree to arbitrate. Nothing in this Agreement shall be interpreted to mean that employees are precluded from filing complaints with the federal Equal Employment Opportunity Commission and National Labor Relations Board or equivalent state agencies.

24.4. Waiver of Class Action and Representative Action Claims. Except for representative claims which cannot be waived under applicable law and which are therefore excluded from this Agreement (“Excluded Claims”), Employee and the Company expressly intend and agree that: (a) class action and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement; (b) each will not assert class action or representative action claims against the other in arbitration or otherwise; and (c) Employee and the Company shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person. To the extent that the parties’ dispute involves both timely filed Excluded Claims and claims subject to this Agreement, the Parties agree to bifurcate and stay for the duration of the arbitration proceedings any such Excluded Claims.

24.5. Waiver of Trial By Jury. The parties understand and fully agree that by entering into this Agreement to arbitrate, they are giving up their constitutional right to have a trial by jury, and are giving up their normal rights of appeal following the rendering of a decision except as Texas law provides for judicial review of arbitration proceedings. The Parties anticipate that by entering into this Agreement, they will gain the benefits of a speedy and less expensive dispute resolution procedure.

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24.6. Claims Procedure. Arbitration shall be initiated upon the express written notice of either party. The aggrieved party must give written notice of any claim to the other party. Written notice of an Employee’s claim shall be mailed by certified or registered mail, return receipt requested, to the Company (at the address indicated in Paragraph 16). Written notice of the Company’s claim will be mailed to the last known address of Employee. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. Written notice of arbitration shall be initiated within the same time limitations that Texas law applies to those claim(s).

24.7. Arbitrator Selection. The Arbitrator shall be selected as provided in the AAA Rules.

24.8. Discovery. The AAA Rules regarding discovery shall apply to arbitration under this Agreement. The Arbitrator selected according to this Agreement shall decide all discovery disputes.

24.9. Substantive Law. The Arbitrator shall apply the substantive state or federal law (and the law of remedies, if applicable) as applicable to the claim(s) asserted. The Arbitrator shall conduct and preside over an arbitration hearing of reasonable length, to be determined by the Arbitrator. The Arbitrator shall provide the parties with a written decision explaining his or her findings and conclusions. The Arbitrator’s decision shall be final and binding upon the parties.

24.10. Motions. The Arbitrator shall have jurisdiction to hear and rule on prehearing disputes and is authorized to hold prehearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to set deadlines for completion of discovery, and for filing motions for summary judgment, and to set briefing schedules for any motions. The Arbitrator shall have the authority to adjudicate any cause of action, or the entire claim, pursuant to a motion for summary adjudication and/or summary judgment, and, in deciding such motions, shall apply the law of the State of Texas.

24.11. Compelling Arbitration/Enforcing Award. Either party may bring an action in court to compel arbitration under this Agreement or to otherwise determine the arbitrability of claims under this Agreement, and to confirm, vacate or enforce an arbitration award, and each party shall bear its own attorney fees and costs and other expenses of such action.

24.12. Arbitration Fees and Costs. The Company shall be responsible for the arbitrator’s fees and expenses. Each party shall pay its own costs and attorneys’ fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys’ fees and costs, or if there is a written agreement providing for attorneys’ fees and costs, the Arbitrator may award reasonable attorneys’ fees and costs to the prevailing party. Any dispute as to the reasonableness of any fee or cost shall be resolved by the Arbitrator.

24.13. Term of Agreement. This Agreement to arbitrate shall survive the termination of Employee’s employment. It can only be revoked or modified in writing signed by both Parties that specifically states an intent to revoke or modify this Agreement and is signed by the CEO and/or President.

25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the law of conflicts.

26. Counterparts/Facsimile. This Agreement may be signed in counterparts which, when considered together, shall be regarded as one completely signed document. This Agreement may be signed by facsimile signature, wherein a facsimile copy will have the same force and effect as an original.

27. Further Documents. The parties hereto agree to execute any writings, instruments or applications necessary to carry out the intent of this Agreement.

28. Cumulative Remedies. Except as otherwise provided in this contract all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy.

29. Gender/Number. As used herein, the masculine, feminine, or neuter gender, and the singular or plural number shall each be deemed to include the others whenever the context so indicates

30. Construction. This Agreement shall be construed without regard to the identity of the person who drafted the various provisions hereof. Each and every provision of this Agreement shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

31. Indemnification. Each party hereto agrees to indemnify the other and hold the other harmless from and against any and all damages or liability including attorneys’ fees and court costs occasioned by said other party’s breach of any warranty representation or agreement contained herein.

[Signature page to follow on next page.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NuZee, Inc.,
a Nevada corporation

By:	/s/ Masateru Higashida
Name:	Masateru Higashida
Title:	Chief Executive Officer

Employee:

By:	/s/ Shana Bowman
Name:	Shana Bowman
Title:	Controller

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